Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039

Celanese Announces Cash Tender Offer for up to €300,000,000
Aggregate Principal Amount of Celanese US Holdings LLC's
1.125% Senior Notes Due 2023

Dallas, August 25, 2021: Celanese Corporation (NYSE: CE) ("Celanese"), a global chemical and specialty materials company, today announced that Celanese US Holdings LLC, a direct wholly-owned subsidiary of Celanese (the "Company") has commenced a cash tender offer to purchase (the "Tender Offer") up to an aggregate principal amount not to exceed €300,000,000 (as it may be increased or decreased by the Company in its sole discretion, the "Maximum Acceptance Amount"), of its outstanding 1.125% Senior Notes due 2023 (ISIN:XS1492691008) (the "Notes"), subject to the terms and conditions set forth in the Offer to Purchase dated August 25, 2021 (as it may be amended or supplemented from time to time, the "Offer to Purchase"). Capitalized terms used in this announcement but not defined have the meaning given to them in the Offer to Purchase.
The Tender Offer will expire at 11:59 p.m., New York City Time, on September 22, 2021 (unless the Tender Offer is extended or terminated) (such time and date, as the same may be extended, the "Expiration Time"). To be eligible to receive the "Total Consideration" which will be calculated based upon the Fixed Early Tender Yield as set forth in the table below, which includes an early tender premium of €30.00 per €1,000 principal amount of the Notes accepted for purchase pursuant to the Tender Offer (the "Early Tender Premium"), Holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City Time, on September 8, 2021 (unless extended or terminated) (such date and time, as the same may be extended, the "Early Tender Time"). Holders who validly tender their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the Tender Offer Consideration, which is an amount equal to the Total Consideration less the Early Tender Premium. Holders who tender their Notes prior to the Early Tender Time may withdraw such Notes at any time prior to the Early Tender Time.

The following table sets forth certain terms of the Tender Offer:

Title of Security	ISIN	Outstanding Principal Amount	Maximum Acceptance Amount(1)	Early Tender Premium(2)	Fixed Early Tender Yield (%)(3)	Hypothetical Total Consideration (2)(3)	Hypothetical Tender Offer Consideration (4)(5)
1.125% Senior Notes due 2023 (the "Notes")*	XS1492691008	€750,000,000	€300,000,000	€30.00	-0.40	€1,027.35	€997.35
______________________________
*    Listed on the New York Stock Exchange. The Notes may be redeemed by the Company at par plus accrued interest on any date from June 26, 2023.
(1)Subject to increase or decrease in the Company's sole discretion.
(2)For each €1,000 principal amount of Notes tendered at or prior to the Early Tender Time and accepted for purchase.
(3)The Total Consideration shall be calculated from the Fixed Early Tender Yield, as described in the Offer to Purchase, and already includes the Early Tender Premium when calculated in such a manner. For information purposes only, the Total Consideration in respect of the Notes will, when determined in the manner described in the Offer to Purchase on the basis of an Early Settlement Date of September 13, 2021, be €1,027.35 per €1,000 in principal amount of the Notes. Should the Early Settlement Date differ from September 13, 2021, the Total Consideration will be recalculated as further described in the Offer to Purchase. For avoidance of doubt and in accordance with market convention, the Total Consideration will be calculated with reference to the first date on which the Company may exercise the optional redemption feature at par, being June 26, 2023, and assuming the full payment of principal on such date. The Total Consideration does not include Accrued Interest, which will also be paid in addition to the Tender Offer Consideration and the Total Consideration (as applicable).
(4)For each €1,000 principal amount of Notes tendered after the Early Tender Time and at or prior to the Expiration Time and accepted for purchase.
(5)The Tender Offer Consideration shall be equal to the Total Consideration minus the Early Tender Premium. Should the Early Settlement Date differ from September 13, 2021, the Tender Offer Consideration will be recalculated based upon the Total Consideration minus the Early Tender Premium.
In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on such Notes, rounded to the nearest cent per €1,000 principal amount of Notes, from the last interest payment date up to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.
Acceptance of Notes may be subject to proration if the aggregate principal amount of the Notes validly tendered and not validly withdrawn as of the Early Tender Time or the Expiration Time, as applicable, is greater than the Maximum Acceptance Amount. Notes tendered at or prior to the Early Tender Time will be accepted for purchase in priority to Notes tendered after the Early Tender Time, and to the extent Notes are tendered at or prior to the Early Tender Time and accepted for purchase pursuant to the Tender Offer, the portion of the Maximum Acceptance Amount available for the purchase of Notes tendered after the Early Tender Time will be reduced or may be eliminated completely.
The Tender Offer is conditioned upon, among other things, the Company (in its sole discretion) being satisfied that it has received, or will receive, by the Early Settlement Date an amount of net proceeds from the sale of a new series of notes to be denominated in euros (the "New Notes") in an offering (the "New Notes Offering") to be announced by the Company, subject to market conditions, which such amount of net proceeds would be sufficient to finance the payment by the Company of the sum of the Total Consideration and the Tender Offer Consideration with respect to all Notes validly tendered and accepted for purchase pursuant to the Offer to Purchase.

When considering allocation of the New Notes, the Company may give preference to those Holders who, prior to such allocation, have validly tendered or have given a firm intention to the Company or any Dealer Manager that they intend to tender their Notes for purchase pursuant to the Offer. Therefore, a Holder who wishes to subscribe for New Notes in addition to tendering its existing Notes for purchase pursuant to the Offer may be eligible to receive, at the sole and absolute discretion of the Company, priority in the allocation of the New Notes, subject to the issue of the New Notes and such Holder making a separate application for the purchase of such New Notes to a joint bookrunner of the issue of the New Notes in accordance with the standard new issue procedures of such joint bookrunner. However, the Company is not obliged to allocate any New Notes to a Holder who has validly tendered or indicated a firm intention to tender its Notes for purchase pursuant to the Offer and, if New Notes are allocated, the principal amount thereof may be less or more than the principal amount of Notes tendered by such Holders and accepted for purchase by the Company pursuant to the Offer. The pricing of the New Notes is expected to take place prior to the Early Tender Time and, as such, Holders are advised to contact a Dealer Manager as soon as possible prior to the Early Tender Time to provide a firm intention that they intend to tender Notes for purchase pursuant to the Offer. Please refer to the Offer to Purchase for further details.
The purpose of the Tender Offer and the New Notes Offering is to proactively manage the Company’s debt profile and to extend the weighted average maturity of the Company’s debt. It is expected that payment for Notes validly tendered at or prior to the Early Tender Time and accepted by the Company will be made promptly following the Early Tender Time, on September 13, 2021 (the "Early Settlement Date"), and payment for Notes validly tendered after the Early Tender Time but at or prior to the Expiration Time and accepted by the Company will be made on September 24, 2021 (the "Final Settlement Date").
Subject to applicable law and the terms and conditions of the Offer to Purchase, the Company may terminate the Tender Offer, waive any or all of the conditions of the Tender Offer prior to the Expiration Time, extend the Expiration Time or amend the terms of the Tender Offer.
The Company has retained Lucid Issuer Services Limited to act as Tender and Information Agent for the Tender Offer. Questions regarding procedures for tendering Notes may be directed to:

Lucid Issuer Services Limited
Email: celanese@lucid-is.com
Offer Website: https://deals.lucid-is.com/celanese/
Tel: +44 2077040880
Attention: Arlind Bytyqi
The Dealer Managers for the Tender Offer are:

Citigroup Global Markets Inc.	Merrill Lynch International	UniCredit Bank AG
388 Greenwich Street, Trading	2 King Edward Street	Arabellastrasse 12
4th Floor	London, EC1A 1HQ	Munich, 81925
New York, New York 10013	United Kingdom	Germany
Attn: Liability Management	E-mail: DG.LM-EMEA@bofa.com	E-mail: corporate.lm@unicredit.de
Group	London: +44 207 996 5420	Telephone: +49 171 306 6648
Collect: (212) 723-6106	U.S. Toll Free: +1 888 292 0070	Attention: Liability Management
Toll-Free: (800) 558-3745	Collect: +1 980 388 3646

None of the Company, Celanese, the Dealer Managers, the Tender and Information Agent or the trustee (nor any director, officer, employee, agent or affiliate of, any such person) makes any recommendation whether holders should tender or refrain from tendering Notes in the Tender Offer. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.
This news release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is only being made pursuant to the Offer to Purchase. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offer.
The distribution of announcement release in certain jurisdictions may be restricted by law. Persons into whose possession this announcement comes are required by each of the Company, Celanese, the Dealer Managers and the Tender and Information Agent to inform themselves about and to observe any such restrictions.
OFFER AND DISTRIBUTION RESTRICTIONS
Neither this news release nor the Offer to Purchase constitutes an invitation to participate in the Tender Offer in or from any jurisdiction in or from which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws and regulations. The distribution of this news release and the Offer to Purchase in certain jurisdictions may be restricted by laws and regulations. Persons into whose possession this news release or the Offer to Purchase comes are required by each of the Company, Celanese, the Dealer Managers and the Tender and Information Agent to inform themselves about, and to observe, any such restrictions.
United Kingdom
The communication of this news release and any other documents or materials relating to the Tender Offer is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents or materials is exempt from the restriction on financial promotions under Section 21 of the FSMA on the basis that it is only directed at and may be communicated to (i) persons who have professional experience in matters relating to investments, being investment professionals as defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"); (ii) persons who fall within Article 43(2) of the Financial Promotion Order; or (iii) any other persons to whom these documents or materials may lawfully be made under the Financial Promotion Order. Any investment or investment activity to which this news release relates is available only to such persons or will be engaged only with such persons and other persons should not rely on it.
Italy
None of the Tender Offer, this news release or any other document or materials relating to the Tender Offer have been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian laws and regulations. The Tender Offer is being carried out in Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of Legislative Decree No. 58 of 24 February 1998, as amended (the "Financial Services Act") and article 35-bis, paragraph 3 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Holders or beneficial owners of the Notes that are located in Italy can tender Notes for purchase in the Tender Offer through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.
France
The Tender Offer is not being made, directly or indirectly, to the public in the Republic of France ("France"). Neither this news release nor any other document or material relating to the Tender Offer has been or shall be distributed to the public in France and only qualified investors (investisseurs qualifies) within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 (the "Prospectus Regulation"), are eligible to participate in the Tender Offer. This news release has not been and will not be submitted for clearance to nor approved by the Autorité des Marchés Financiers.
General
This news release does not constitute an offer to buy or the solicitation of an offer to sell Notes (and tenders of Notes in the Tender Offer will not be accepted from Holders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer and any Dealer Manager or any of the Dealer Managers' respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Tender Offer shall be deemed to be made by such Dealer Manager or affiliate, as the case may be, on behalf of the Company in such jurisdiction.
In addition to the representations referred to above in respect of the United States, each Holder participating in the Tender Offer will also be deemed to give certain representations in respect of the other jurisdictions referred to above and generally as set out in "The Offer—Procedures for Participating in the Offer" in the Offer to Purchase. Any tender of Notes for purchase pursuant to the Tender Offer from a Holder that is unable to make these representations will not be accepted. Each of the Company, each Dealer Manager and the Tender and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes for purchase pursuant to the Tender Offer, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.
About Celanese
Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation.

Contacts:
Investor Relations	Media Relations - Global	Media Relations Europe (Germany)
Brandon Ayache	Travis Jacobsen	Petra Czugler
Phone: +1 972 443 8509	Phone: +1 972 443 3750	Phone: +49 69 45009 1206
brandon.ayache@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com
Forward-Looking Statements: This release may contain "forward-looking statements," which include information concerning the timing and results of the Tender Offer and the anticipated notes offering, and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that Celanese will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous other factors, many of which are beyond Celanese's control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in Celanese's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and Celanese undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.